Carmichael & Holmes Inc.

Office of the Chairman
Lakeside
2265 Uxbridge Pickering Townline Road
Claremont, ON, CANADA L1Y 1A1

June 15, 2015

Shawn Leon
President & CEO
Greenestone

Dear Shawn:

We have had a number of discussions over the past year regarding director's insurance. As stated, I cannot continue as a Greenestone board member without it.

Therefore, further to my verbal and email resignation, please accept this letter as a formal notification of my resignation from the Greenestone board of directors, effective IMMEDIATELY.

I wish you success in your venture.

Sincerely,

Michael Howlett